EXHIBIT 99
BANK OF LAS VEGAS
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
To Be Held On November 17, 2005
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
     The undersigned shareholder of BANK OF LAS VEGAS hereby appoints Vincent Ciminise, or either of them, to represent the undersigned at the meeting of the shareholders of BANK OF LAS VEGAS to be held on November 17, 2005, at 9:00 a.m. (local time), at Bank of Las Vegas, 6001 South Decatur, Suite P, Las Vegas, Nevada 89012, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the matters listed below.
     When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder and in the discretion of the proxy holder as to any other matter that may come before the meeting of shareholders and at any adjournment or postponement thereof. If no direction is given, this proxy will be voted “FOR” the proposal to approve and adopt the Plan of Share Exchange and in the discretion of the proxy holder as to any other matter that may properly come before the meeting or any adjournments or postponements thereof.
     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE, AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PLAN OF SHARE EXCHANGE.
     1. Proposal to approve and adopt the Plan of Share Exchange, dated as of October 5, 2005, between and among CAPITOL BANCORP LIMITED and BANK OF LAS VEGAS to exchange the shares of common stock of BANK OF LAS VEGAS not now held by CAPITOL BANCORP LIMITED for shares of common stock of CAPITOL BANCORP LIMITED according to the terms of the Plan of Share Exchange. After the share exchange, BANK OF LAS VEGAS will be a wholly owned subsidiary of CAPITOL BANCORP LIMITED.
     [_] FOR          [_] AGAINST          [_] ABSTAIN

     2. Election of Directors
Number of shares entitled to vote:
CHOOSE A OR B

A	Vote for the nominees listed.
B	Withhold authority to vote for all nominees listed below.
	Michael L. Ballard	Alan R. Houldsworth
	Vincent J. Ciminise	Charles L. Lasky
	Darlene Copsey	John S. Lewis
	Michael J. Devine	Philip Saunders
	Scott R. Gragson	Ernest Becker V
	Donald K. Hamrick	Herman VanderVeldt
Darryl J. Hardy
     3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, IT SHALL BE VOTED FOR PROPOSAL 1 AND 2.
Dated: ______________, 2005

Number of Shares of Common Stock

Signature (and title if applicable)

Signature (if held jointly)

Please sign your name exactly as it appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.